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                                                                     EXHIBIT 5.1


                     Satterlee Stephens Burke & Burke LLP
                                230 PARK AVENUE
                           NEW YORK, N.Y. 10169-0079
                                (212) 818-9200

47 MAPLE STREET                                          FAX (212) 818-9606.9607
SUMMIT, N.J. 07901                                 WWW SITE: http://www.ssbb.com


                                         June 13, 2000


Medarex, Inc.
1545 Route 22 East
Annandale, New Jersey  08801


          Re:  Medarex, Inc. - Registration Statement on Form S-3
               --------------------------------------------------


Gentlemen:

          We have acted as counsel to Medarex, Inc., a New Jersey corporation (the "Company"), in connection with the public offering of 123,001 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"). The Shares being offered consist of 123,001 shares (the "Selling Shareholder Shares") of Common Stock being offered by a certain Selling Shareholder (the "Selling Shareholder") identified in the Registration Statement (as defined below). In connection therewith, the Company has filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended, a Registration Statement on Form S-3 (the "Registration Statement"). As such counsel, you have requested our opinion as to the matters described herein relating to the issuance of the Shares.

          We have examined the Company's Restated Certificate of Incorporation, as amended; the Company's Amended and Restated By-Laws; minutes of the Company's corporate proceedings, as made available to us by officers of the Company; an executed copy of the Registration Statement, as amended through the date hereof, and all schedules and exhibits thereto in the form filed with the SEC; and such matters of law deemed necessary by us in order to deliver this opinion. In the course of such examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to certain factual matters, we have relied, without investigation, upon certificates of officers and employees of the Company who we believe to be reliable, and upon certificates, telegrams and other documents from, and oral conversations with, public officials.
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Exhibit 5.1
Medarex, Inc. - Registration Statement on Form S-3
June 13, 2000
Page 2


          Based upon the foregoing, we are of the opinion that the Selling Shareholder Shares have been duly and validly authorized, legally issued and are fully paid and non-assessable with no personal liability attaching to ownership thereof.

          We understand that this opinion to be filed as an exhibit to the Registration Statement. We consent to such filing and to the use of our name in the Prospectus included therein under the caption "Legal Matters."


                                    Very truly yours,



                                    /s/ Satterlee Stephens Burke & Burke LLP